Exhibit 4.2

BLOCK FINANCIAL LLC

OFFICERS’ CERTIFICATE

The undersigned, Gregory J. MacFarlane, President of Block Financial LLC, a Delaware limited liability company (f/k/a Block Financial Corporation, the “Issuer”), and Joel L. Campbell, Vice President and Treasurer of the Issuer, do hereby certify that, pursuant to the Indenture, dated as of October 20, 1997 (the “Base Indenture”), among the Issuer, H&R Block, Inc. (“Block”) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) (“Deutsche Bank”), as supplemented by that certain Second Supplemental Indenture, dated as of the date hereof, among the Issuer, Block, Deutsche Bank and U.S. Bank National Association, as separate trustee under the Indenture in respect of each series of debt securities of the Issuer being established hereby (together with the Base Indenture, the “Indenture”), two series of debt securities of the Issuer are hereby established with the terms set forth below. Unless otherwise defined in this Officers’ Certificate (this “Certificate”), capitalized terms used herein have the meanings given thereto in the Indenture.

(1)	The title of the two series of securities shall be the “4.125% Notes due 2020” (the “2020 Notes”) and the “5.250% Notes due 2025” (the “2025 Notes” and, together with the 2020 Notes, the “Notes”).

(2)	U.S. Bank National Association has been appointed as the Trustee under the Indenture and as Registrar, Paying Agent, transfer agent and authenticating agent with respect to the Notes.

(3)	The aggregate principal amount of the 2020 Notes which may be initially authenticated and delivered under the Indenture shall be initially limited to a maximum of $650,000,000, subject to the right of the Issuer to issue additional principal amount of the 2020 Notes at any time and from time to time in the future on the same terms and conditions (except for any differences in the issue price and interest accrued prior to the issue date of the additional 2020 Notes and with the same CUSIP number as the 2020 Notes issued hereby); provided that if such additional 2020 Notes are not fungible for U.S. federal income tax purposes with the original 2020 Notes, such additional 2020 Notes shall have a separate CUSIP number.

(4)	The aggregate principal amount of the 2025 Notes which may be initially authenticated and delivered under the Indenture shall be initially limited to a maximum of $350,000,000, subject to the right of the Issuer to issue additional principal amount of the 2025 Notes at any time and from time to time in the future on the same terms and conditions (except for any differences in the issue price and interest accrued prior to the issue date of the additional 2025 Notes and with the same CUSIP number as the 2025 Notes issued hereby); provided that such if additional 2025 Notes are not fungible for U.S. federal income tax purposes with the original 2025 Notes, such additional 2025 Notes shall have a separate CUSIP number.

(5)	The Stated Maturity of the 2020 Notes is October 1, 2020. The Stated Maturity of the 2025 Notes is October 1, 2025.

(6)	Subject to paragraph 16 of this Certificate, the 2020 Notes shall bear interest at the rate of 4.125% per annum (the “2020 Original Interest Rate”), which interest shall accrue from September 30, 2015, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on the 2020 Notes until their principal is paid.

(7)	Subject to paragraph 16 of this Certificate, the 2025 Notes shall bear interest at the rate of 5.250% per annum (the “2025 Original Interest Rate” and, together with the 2020 Original Interest Rate, either, an “Original Interest Rate”), which interest shall accrue from September 30, 2015, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, on the 2025 Notes until their principal is paid.

(8)	Interest on the Notes shall be payable semi-annually on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on April 1, 2016 to Holders of record at the close of business on the March 15 or September 15, respectively, next preceding each such Interest Payment Date, whether or not a Business Day.

(9)	The Issuer hereby designates as Places of Payment for the Notes (i) the principal corporate trust office of U.S. Bank National Association in St. Paul, Minnesota, or (ii) any other banking institution hereafter selected by the officers of the Issuer. Such Place of Payment shall also be (a) where the Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon the Issuer in respect of the Notes or the Indenture may be made or served and (c) where the Notes may be presented for payment of principal, premium, if any, and interest.

(10)	The 2020 Notes are approved in the form attached hereto as Exhibit A and shall be issued upon original issuance in whole in the form of book-entry Global Securities, and the Depositary shall be The Depository Trust Company, New York, New York. Such Global Securities shall bear the legends set forth in the form of Note attached as Exhibit A hereto.

(11)	The 2025 Notes are approved in the form attached hereto as Exhibit B and shall be issued upon original issuance in whole in the form of book-entry Global Securities, and the Depositary shall be The Depository Trust Company, New York, New York. Such Global Securities shall bear the legends set forth in the form of Note attached as Exhibit B hereto.

(12)	In addition to the circumstances specified in Section 2.15(c)(i) and (ii) of the Base Indenture, the Global Securities may be exchanged for individual Notes in definitive registered form if an Event of Default has occurred and is continuing.

(13)	The Issuer may, at its option, redeem the 2020 Notes or the 2025 Notes, as the case may be, in whole or in part, at any time prior to September 1, 2020 (with respect to the 2020 Notes, which is the date that is 1 month prior to the maturity date of such series of Notes) or July 1, 2025 (with respect to the 2025 Notes, which is the date that is 3 months prior to the maturity date of such series of Notes) at a redemption price equal to the greater of:

(a)	100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest to the applicable redemption date, and

(b)	the sum of the present values of the remaining scheduled payments of principal amount and interest on the Notes of such series to be redeemed that would be due if such Notes matured on October 1, 2020 (with respect to the 2020 Notes) or October 1, 2025 (with respect to the 2025 Notes) but for the redemption (not including any portion of payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date in accordance with customary market practice on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 45 basis points (with respect to the 2020 Notes) or 50 basis points (with respect to the 2025 Notes), plus accrued and unpaid interest to the applicable redemption date.

The Issuer may, at its option, redeem the 2020 Notes or the 2025 Notes, as the case may be, in whole or in part, at any time on or following September 1, 2020 (with respect to the 2020 Notes) or July 1, 2025 (with respect to the 2025 Notes) at a redemption price equal to 100% of the principal amount of the Notes of such series to be redeemed, plus accrued and unpaid interest to the applicable redemption date.

The redemption price for the Notes of such series to be redeemed shall be calculated by the Independent Investment Banker assuming a 360-day year consisting of twelve 30-day months.

For purposes of the Notes:

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes of such series to be redeemed (assuming, for this purpose, with respect to the 2020 Notes, that such Notes matured on October 1, 2020, and with respect to the 2025 Notes, that such Notes matured on October 1, 2025) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

“Comparable Treasury Price” means, with respect to any redemption date:

(x)	the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations,

(y)	if the Issuer obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received, or

(y)	if only one such Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Issuer, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, or its affiliates, and their respective successors, (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliates, and their respective successors, and (3) any other primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”) selected by the Issuer; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Issuer shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

The Issuer shall send notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes of such series to be redeemed. Any notice of redemption may, at the Issuer’s discretion, be conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the occurrence or consummation of any event or transaction as described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by the Issuer. Unless the Issuer defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes of such series or portions of the Notes of such series called for redemption.

If less than all of any series of Notes are to be redeemed at any time, the Trustee shall select Notes of such series for redemption on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided, however, that, so long as the Notes of such series are held in book-entry form, the Notes of such series shall be selected for redemption in accordance with the Depositary’s then-current practice.

(14)

Upon the occurrence of a Change of Control Triggering Event (as defined herein) with respect to a series of Notes, unless the Issuer has exercised its right to redeem the Notes of such series pursuant to paragraph 13 hereof, each Holder of Notes of such series will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes of such series as provided herein (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes of such series repurchased, plus accrued and unpaid interest, if any, on such Notes repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Issuer shall send a notice to each Holder of Notes of such series, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i)	a description of the transaction or transactions that constitute such Change of Control Triggering Event;

(ii)	that the Change of Control Offer is being made pursuant to this paragraph 14 and that all Notes of such series validly tendered will be accepted for payment;

(iii)	the Change of Control Payment and the date on which the Change of Control Payment will be made (the “Change of Control Payment Date”), which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date the notice is sent, other than as may be required by law;

(iv)	that any Note of such series not tendered will continue to accrue interest;

(v)	that any Note of such series accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date unless the Issuer shall default in the Change of Control Payment and the only remaining right of the Holder thereof is to receive the Change of Control Payment upon surrender of such Note to the Paying Agent;

(vi)	that Holders of the Notes of such series electing to have a portion of a Note of such series purchased pursuant to the Change of Control Offer may only elect to have such Note purchased in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;

(vii)	that if a Holder of Notes of such series elects to have such Notes purchased pursuant to the Change of Control Offer it will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii)

that a Holder of Notes of such series will be entitled to withdraw its election if the Issuer receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of such Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(ix)	that if Notes of such series are purchased only in part a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of such Notes surrendered.

On the Change of Control Payment Date, the Issuer shall, to the extent lawful, (a) accept for payment all Notes of such series or portions of such notes properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of such series or portions thereof properly tendered and (c) deliver or cause to be delivered to the Trustee for cancellation the Notes of such series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes of such series or portions thereof being purchased by the Issuer. The Paying Agent shall promptly send to each Holder of such Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an order from the Issuer, shall promptly authenticate and send (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any, in denominations as set forth in the Indenture.

The Issuer shall comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this paragraph 14, the Issuer and Block will comply with the applicable securities laws and regulations and will not be deemed to have breached its or their obligations under this paragraph 14 by virtue of such conflicts.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the ratings on the Notes of a series are lowered by each of the Rating Agencies and the Notes of such series are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of

Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or the Issuer in writing at the Trustee’s or the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of Block’s properties or assets and of Block’s Subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) (a “Group”) other than the Issuer or Block or one of their Subsidiaries or a holding company satisfying the conditions of the proviso below;

(b) the adoption of a plan relating to liquidation or dissolution of Block;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than the Issuer or Block or one of their subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s or Block’s Voting Stock; or

(d) the first day on which a majority of the members of the board of directors of Block are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (i) Block becomes a direct or indirect, wholly-owned subsidiary of a holding company or transfers all or substantially all of its assets to a holding company and (ii) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of Block’s Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Block who (i) was a member of the board of directors of Block on the date of the issuance of the Notes or (ii) was nominated for election, elected or appointed to Block’s board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors of Block at the time of such nomination, election or appointment (either by a specific vote or by approval of Block’s proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (i) each of Moody’s and S&P and (ii) if either of Moody’s or S&P ceases to rate the applicable series of Notes or fails to make a rating of such Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by Block (as certified by a resolution of the board of directors of Block) as a replacement agency for Moody’s or S&P, or either of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

(15)	Unless a Change of Control Triggering Event has occurred with respect to a series of Notes, the Holders of the Notes of such series shall not have the right to demand repayment of the Notes of such series prior to maturity.

(16)	The interest rate payable on the each series of Notes shall be subject to adjustments from time to time if either Moody’s or S&P (or, in either case if applicable, any Substitute Rating Agency (as defined below)) downgrades or subsequently upgrades the debt rating assigned to the Notes of such series, as set forth below.

If the rating from Moody’s (or any applicable Substitute Rating Agency) of a series of Notes is decreased to a rating set forth in the immediately following table, the interest rate on such series of Notes shall increase from the Original Interest Rate for such series of Notes by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the rating from S&P (or any applicable Substitute Rating Agency) of a series of Notes is decreased to a rating set forth in the immediately following table, the interest rate on such series of Notes shall increase from the Original Interest Rate for such series of Notes by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

Notwithstanding the foregoing, if at any time the interest rate on the Notes of any series has been adjusted upward and either Moody’s or S&P (or any applicable Substitute Rating Agency), as the case may be, subsequently increases its rating of the Notes of such series to any of the threshold ratings set forth in the tables above, the interest rate on the Notes of such series shall be decreased such that the interest rate for the Notes of such series equals the Original Interest Rate for such series of Notes plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s (or any applicable Substitute Rating Agency) subsequently increases its rating of the Notes of such series to Baa3 or higher and S&P (or any applicable Substitute Rating Agency) increases its rating to BBB- or higher (or, in either case if applicable, the equivalent rating of any Substitute Rating Agency) the interest rate on the Notes of such series shall be decreased to the Original Interest Rate for such series of Notes.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or any applicable Substitute Rating Agency), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes of any series be reduced to below the Original Interest Rate for such series of Notes or (2) the total increase in the interest rate on the Notes of any series exceed 2.00% above the Original Interest Rate for such series of Notes.

If at any time either Moody’s or S&P (or any applicable Substitute Rating Agency) ceases to provide a rating of the Notes of any series and a Substitute Rating Agency is not obtained as provided below, any subsequent increase or decrease in the interest rate of the Notes of such series necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the Notes of such series shall be made solely as a result of either Moody’s or S&P (or any applicable Substitute Rating Agency) ceasing to provide a rating. If none of Moody’s, S&P or any Substitute Rating Agency provides a rating of the Notes of any series, the interest rate on the Notes of such series shall increase to, or remain at, as the case may be, 2.00% above the Original Interest Rate for such series of Notes.

If at any time either Moody’s or S&P (or any applicable Substitute Rating Agency) ceases to provide a rating of the Notes of any series for reasons outside of the Issuer’s control, the Issuer may, at its option, obtain a rating of the Notes of such series from another nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, to the extent one exists, and if another nationally recognized statistical rating organization rates the Notes of such series (such organization, as certified by the Issuer in writing to the Trustee, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the interest rate on the Notes of such series pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last such rating agency to provide a rating of the Notes of such series but which has since ceased to provide such rating until such time, if any, as such rating agency resumes providing a rating of the Notes of such series, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s, S&P or any prior Substitute Rating Agency (if applicable), as the case may be, in such table and for any other purpose described in this section and (c) the interest rate on the Notes of such series will increase, decrease or remain unchanged, as the case may be, as described above to reflect any change in the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) compared to the prior percentage, if any, corresponding to the rating agency for which the Substitute Rating Agency has been substituted. If Moody’s or S&P either ceases to provide a rating of the Notes of any series for reasons within the Issuer’s control, the Issuer will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate of Notes of such series shall be determined in the manner described above as if either only one or no rating agency provides a rating of the Notes, as the case may be.

Any interest rate increase or decrease described above shall take effect on the next Business Day after the rating change has occurred. The Issuer shall provide written notification to the Trustee of any adjustment to the interest rate promptly following any ratings event requiring such adjustment pursuant to this paragraph (16).

The interest rate on the Notes of any series shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies (or any applicable Substitute Rating Agency)) if the Notes of such series become rated Baa1 and BBB+ or higher by Moody’s and S&P, respectively (or, in either case if applicable, the equivalent rating of any Substitute Rating Agency) (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by each of the rating agencies.

(17)	The Notes shall be general unsecured obligations of the Issuer and shall rank equal in right of payment, on a pari passu basis, with all of its other existing and future unsecured and unsubordinated senior indebtedness. The Notes shall be fully and unconditionally guaranteed on a senior unsecured basis by Block. The guarantee of each series of Notes shall rank equal in right of payment, on a pari passu basis, with all of Block’s existing and future unsecured and unsubordinated senior indebtedness and guarantees.

(18)	The Notes shall not be subject to any sinking fund requirement.

(19)	Section 4.10 of the Base Indenture with respect to the Notes shall be replaced with the following:

Limitation on Liens. Unless the Company contemporaneously secures the Notes equally and ratably with (or prior to) such obligation, the Company shall not, and shall not permit any of its Subsidiaries to create or permit to exist any Lien on any Principal Property, or any shares of stock or Indebtedness of a Restricted Subsidiary, whether owned on the date of issuance of the Notes or thereafter acquired, securing any obligation, except for:

(i)	Permitted Liens; or

(ii)	Liens securing Indebtedness if, after giving pro forma effect to the incurrence of such Indebtedness (and the receipt and application of the proceeds thereof) or the securing of outstanding Indebtedness, all Indebtedness of the Company and its Subsidiaries secured by Liens on any Principal Property (other than Permitted Liens), at the time of determination does not exceed the greater of $250,000,000 or 15% of the total consolidated stockholders’ equity of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of the Company.

(20)	The definition of “Credit Agreement” in the Base Indenture with respect to the Notes shall be replaced with the following:

“Credit Agreement” means, as supplemented, amended, modified, refinanced or replaced at any time from time to time, the Credit and Guarantee Agreement dated September 21, 2015 among Block Financial LLC, H&R Block, Inc., the lenders party thereto from time to time, and J.P. Morgan Chase Bank, N.A., as Administrative Agent.

(21)	The definition of “Permitted Lien” in the Base Indenture with respect to the Notes shall be replaced with the following:

“Permitted Liens” means, with respect to any Person,

(a)	Pledges or deposits by such Person under worker’s compensation laws, unemployment insurance laws, social security laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or bonds to secure performance, surety or appeal bonds to which such Person is a party or which are otherwise required of such Person, or deposits as security for contested taxes or import duties or for the payment of rent or other obligations of like nature, in each case Incurred in the ordinary course of business;

(b)	Liens imposed by law, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, vendors’, workmen’s, operators’, factors and mechanics liens, in each case for sums not yet delinquent by more than 30 days or being contested in good faith by appropriate proceedings;

(c)	Liens for taxes, assessments and other governmental charges or levies not yet due or which are being contested in good faith by appropriate proceedings;

(d)	Survey exceptions, encumbrances, easements or reservations of or with respect to, or rights of others for or with respect to, licenses, rights-of-way, sewers, electric and other utility lines and usages, telegraph and telephone lines, pipelines, surface use, operation of equipment, permits, servitudes and other similar matters, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely detract from the value of the affected properties or materially interfere with the ordinary course of business of such Person;

(e)	Liens existing on or provided for under the terms of agreements existing on the date the Notes are issued (including, without limitation, under existing credit agreements);

(f)	Liens on property at the time the Company or any of its Subsidiaries acquired the property or the entity owning the property; provided, however, any such Lien may not extend to any other property owned by the Company or any of its Subsidiaries;

(g)	Liens on any Principal Property, or any shares of stock or Indebtedness of any Subsidiary, that the Company or any Subsidiary acquires after the date of the Indenture that are created contemporaneously with such acquisition, or within 24 months thereafter, to secure or provide for the payment or financing of any part of the purchase price thereof;

(h)	Liens and transfers arising from, or in connection with, any securitization, sale or other transfer, or any financing, involving loans, servicing assets, securities, receivables or other financial assets (or, in each case, portions thereof, or participations therein) and/or, in each case, related rights and interests;

(i)	Liens securing a Hedging Obligation so long as such Hedging Obligation is of the type customarily entered into for the purpose of limiting risk;

(j)	Purchase Money Liens;

(k)	Liens securing intercompany Indebtedness and obligations (including under repurchase agreements or other similar obligations) owed to the Company or a wholly-owned subsidiary of the Company;

(l)	Liens on any property to secure Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or Indebtedness issued or Guaranteed by the United States, any state or any department, agency or instrumentality thereof;

(m)	Government Contract Liens;

(n)	Liens securing Indebtedness of joint ventures in which the Company or a Subsidiary has an interest to the extent such Liens are on property or assets of such joint ventures;

(o)	Liens arising in connection with payables to brokers and dealers in the ordinary course of business;

(p)	Liens arising in connection with deposits and other liabilities incurred by banking and/or other financial services or cash management activities in the ordinary course of business;

(q)	Banker’s Liens, rights of setoff and other similar Liens existing solely with respect to bank accounts maintained by the Company and its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained; provided that, unless the Liens are non-consensual and arise by operation of law, the Liens shall not secure (either directly or indirectly) the repayment of any Indebtedness;

(r)	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any of its Subsidiaries;

(s)	legal or equitable Liens deemed to exist by reason of negative pledges or the existence of any litigation or other legal proceeding and any related lis pendens filing (excluding any attachment prior to judgment lien or attachment lien in aid of execution on a judgment);

(t)	any attachment Lien being contested in good faith and by proceedings promptly initiated and diligently conducted upon such Person’s actual knowledge thereof, unless the attachment giving rise to the Lien shall not, within sixty days after the entry thereof, have been discharged or fully bonded or shall not have been discharged within sixty days after the termination of any such bond;

(u)	any judgment Lien, unless the judgment it secures shall not, within sixty days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within sixty days after the expiration of any such stay;

(v)	Liens to banks arising from the issuance of letters of credit issued by such banks or other financial institutions;

(w)	Rights of a common owner of any interest in property held by such Person;

(x)	Any defects, irregularities or deficiencies in title to easements, rights-of-way or other properties which do not in the aggregate materially adversely affect the Company and its Subsidiaries taken as a whole;

(y)	Liens securing Indebtedness in an aggregate outstanding principal amount not to exceed $300,000,000 on (i) the property located at One H&R Block Way, Kansas City, Missouri, together with all adjacent properties, including, without limitation, parking structures, owned by the Company and its Subsidiaries and (ii) all rights, incentives, benefits and other interests related thereto, including air rights, development rights and tax incentives; and

(z)	Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole, or in part, of any obligation secured by any Lien referred to in the foregoing clauses (e) through (n); provided, however, that (i) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) and (ii) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the obligations described under clauses (e) through (n) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

(22)	The definition of “Principal Property” in the Base Indenture shall be replaced with the following:

“Principal Property” means, as of any date of determination, any property or assets owned by the Company or any Subsidiary other than any such property or assets which, in the good faith opinion of the Company’s board of directors, are not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole; it being understood and agreed that in no event will the term “Principal Property” include any ownership interests in, or any property or assets of any entity whose activities are reported as discontinued operations.

(23)	Section 4.08 of the Base Indenture (Maintenance of Properties) shall not be applicable to the Notes.

(24)	Upon a covenant defeasance in accordance with Section 11.02 of the Base Indenture (Satisfaction and Discharge of Indenture; Defeasance; Unclaimed Moneys), the Issuer and Block’s obligations under Section 4.07 of the Base Indenture (Existence), Section 4.09 of the Base Indenture (Payment of Taxes and Other Claims), Section 4.10 of the Base Indenture (Limitation on Liens), paragraph 19 of this Certificate and Section 4.11 of the Base Indenture (Ownership of BFC) shall terminate.

(25)	References in the Indenture to the “Board of Directors” of the Issuer are understood to refer to its sole manager or any other individual, group or entity that carries out an equivalent role of a board of directors in the future.

(26)	Section 6.01(h) of the Base Indenture with respect to the Notes shall be replaced with the following:

(h)	the entry of an order or decree by a court having competent jurisdiction in the premises for (i) relief in respect of BFC, the Company or any of its Restricted Subsidiaries under Title 11 or the United States Code or any other Federal or State bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for BFC, the Company or any such Restricted Subsidiary or for a substantial part of any of their property (except any decree or order appointing such official of any Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of the Company or to the Company), (iii) the winding-up or liquidation of BFC, the Company or any such Restricted Subsidiary (except any decree or order approving or ordering the winding up or liquidation of the affairs of a Restricted Subsidiary pursuant to a plan under which the assets and operations of such Restricted Subsidiary are transferred to or combined with another Subsidiary or Subsidiaries of the Company or to the Company) or (iv) any similar relief is granted under any foreign laws; and, in each case, such order or decree shall continue unstayed and in effect for 60 consecutive days; or

(27)	Clauses (a) through (h) of Section 6.01 of the Base Indenture, as amended by paragraph (26) of this Certificate, shall be the only of Events of Default with respect to the Notes. Section 6.01 of the Base Indenture will be further amended to include the following paragraph after the enumerated Events of Default:

It is understood and agreed that no action, activity, event, order, decree or relief described in either of the two Events of Default described in Section 6.01(g) and Section 6.01(h) that relates solely to any ownership interest in, or any property or assets of, any entity whose activities are reported as discontinued operations will constitute an Event of Default.

(28)	Section 10.01 of the Base Indenture with respect to the Notes shall be replaced with the following:

Consolidations and Mergers of the Company. Neither the Company nor BFC shall consolidate with or merge with or into any Person, or convey, transfer or lease all or substantially all the assets of the Company on a consolidated basis to any Person (other than the Company or any Subsidiary), unless the following conditions have been satisfied:

(i)	either (a) the Company or BFC shall be the continuing Person in the case of a consolidation or merger or (b) the resulting, surviving or transferee Person if other than the Company or BFC (the “Successor Company”) shall be a Person organized and existing under the laws of the United States, any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or BFC, as applicable, under the Notes and this Indenture;

(ii)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary of the Company as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default would occur or be continuing; and

(iii)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and each related supplemental indenture, if any, complies with this Indenture.

(29)	Each series of Notes shall be subject to Article XI of the Base Indenture (Satisfaction and Discharge of Indenture; Defeasance; Unclaimed Moneys), as amended by paragraph (24) of this Certificate.

(30)	Each series of Notes will be issued in registered form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(31)	The initial public offering price of the 2020 Notes is 99.674% of the principal amount thereof, plus accrued interest, if any, from September 30, 2015 and initial public offering price of the 2025 Notes is 99.700% of the principal amount thereof, plus accrued interest, if any, from September 30, 2015;

(32)	The price to be received by the Issuer from the Underwriters pursuant to the Underwriting Agreement dated September 25, 2015 among the Issuer, Block and J.P. Morgan Securities LLC and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, for the 2020 Notes shall be 99.074% of the principal amount thereof and for the 2025 Notes shall be 99.050% of the principal amount thereof;

(33)	In case of any conflict between this Certificate and the Notes in the form referred to in paragraphs 10 and 11, the Notes shall control.

[signature pages follow]

IN WITNESS WHEREOF, I have signed my name as of this 30th day of September, 2015.

By:	/s/ Gregory J. Macfarlane
Name:	Gregory J. Macfarlane
Title:	Chief Financial Officer

By:	/s/ Joel L. Campbell
Name:	Joel L. Campbell
Title:	Vice President and Treasurer

Exhibit A

[Form of 2020 Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Number [ ]	$[ ]
CUSIP [ ]

Block Financial LLC

4.125% Note due 2020

Rate of Interest	Maturity Date	Original Issue Date
4.125%	October 1, 2020	September 30, 2015

BLOCK FINANCIAL LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                     , at the office or agency of the Company in St. Paul, Minnesota, on October 1, 2020, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at the rate of 4.125% per annum (the “Original Interest Rate”), from the date hereof or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year and at maturity, on said principal sum at said office or agency, in like coin or currency, commencing on April 1, 2016.

The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on such March 15 or September 15, as the case may be, next preceding such April 1 or October 1, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered Holders of Notes not less than ten days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

This Note is one of a duly authorized issue of unsecured notes or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 20, 1997 (the “Base Indenture”), among the Company (formerly known as Block Financial Corporation), H&R Block, Inc. (“Guarantor”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (“DBT”), as supplemented by that certain Second Supplemental Indenture, dated as of September 30, 2015 (the

“Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, Guarantor, DBT and U.S. Bank National Association, as separate trustee under the Indenture (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, DBT, the Company, the Guarantor and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 4.125% Notes due 2020 of the Company (herein called the “Notes”) issued under the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 2015	BLOCK FINANCIAL LLC

By
Name: Gregory J. Macfarlane
Title: President

ATTEST:

By
Name: Joel L. Campbell
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:                     , 2015

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By
Name:
Title:

[Global Note]

BLOCK FINANCIAL LLC

4.125% Notes 2020

The Company may, at its option, redeem the Notes, in whole or in part, at any time prior to September 1, 2020 (which is the date that is 1 month prior to the maturity date of the Notes) at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal amount and interest on the Notes to be redeemed that would be due if such Notes matured on October 1, 2020 but for the redemption (not including any portion of payments of interest accrued as of the redemption date), discounted to the redemption date in accordance with customary market practice on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at a rate equal to the sum of the Treasury Rate plus 45 basis points, plus accrued and unpaid interest to the redemption date.

In addition, the Company may, at its option, redeem the Notes, in whole or in part, at any time on or following September 1, 2020 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such notes matured on October 1, 2020) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations;

(b) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received; or

(c) if only one such Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, or its affiliates, and their respective successors, (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliates, and their respective successors, and (3) any other primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Any notice of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the occurrence or consummation of any event or transaction as described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided, however, that, so long as the Notes are held in book-entry form, the Notes shall be selected for redemption in accordance with the Depositary’s then-current practice.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless the Company has exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes as provided herein (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company shall send a notice to each Holder of Notes, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i) a description of the transaction or transactions that constitute such Change of Control Triggering Event;

(ii) that the Change of Control Offer is being made pursuant to provisions hereof and that all Notes validly tendered will be accepted for payment;

(iii) the Change of Control Payment and the date on which the Change of Control Payment will be made (“Change of Control Payment Date”), which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law;

(iv) that any Note not tendered will continue to accrue interest;

(v) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date unless the Company shall default in the Change of Control Payment and the only remaining right of the Holder thereof is to receive the Change of Control Payment upon surrender of such Note to the Paying Agent;

(vi) that Holders of the Notes electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;

(vii) that if a Holder of Notes elects to have such Notes purchased pursuant to the Change of Control Offer it will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii) that a Holder of Notes will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(ix) that if Notes are purchased only in part a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an order from the Company, shall promptly authenticate and send (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any, in denominations as set forth in the Indenture.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions hereof, the Company and the Guarantor will comply with the applicable securities laws and regulations and will not be deemed to have breached its or their obligations under the Change of Control Triggering Event provisions hereof by virtue of such conflicts.

For all purposes hereof:

“Below Investment Grade Rating Event” means the ratings on the Notes are lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering

Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or the Company in writing at the Trustee’s or the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Guarantor’s properties or assets and of the Guarantor’s Subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act (a “Group”) other than the Company or Guarantor or one of the their Subsidiaries or a holding company satisfying the conditions of the proviso below;

(b) the adoption of a plan relating to the liquidation or dissolution of the Guarantor;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than the Company or the Guarantor or one of their subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s or the Guarantor’s Voting Stock; or

(d) the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) the Guarantor becomes a direct or indirect wholly-owned subsidiary of a holding company or transfers all or substantially all of its assets to a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the Holders of the Guarantor’s Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (1) was a member of the Guarantor’s Board of Directors on the date of the issuance of the Notes or (2) was nominated for election, elected or appointed to the Guarantor’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Guarantor’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Guarantor (as certified by a resolution of the Guarantor’s Board of Directors) as a replacement agency for Moody’s or S&P or either of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Unless a Change of Control Triggering Event has occurred, the Holders of the Notes shall not have the right to demand repayment of the Notes prior to maturity.

The Notes will not be entitled to any sinking fund.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P (or, in either case if applicable, any Substitute Rating Agency (as defined below)) downgrades or subsequently upgrades the debt rating assigned to the Notes, as set forth below.

If the rating from Moody’s (or any applicable Substitute Rating Agency) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the Original Interest Rate by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the rating from S&P (or any applicable Substitute Rating Agency) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the Original Interest Rate by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

Notwithstanding the foregoing, if at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or any applicable Substitute Rating Agency), as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth in the tables above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the Original Interest Rate plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s (or any applicable Substitute Rating Agency) subsequently increases its rating of the Notes to Baa3 or higher and S&P (or any applicable Substitute Rating Agency) increases its rating to BBB- or higher (or, in either case if applicable, the equivalent rating of any Substitute Rating Agency) the interest rate on the Notes shall be decreased to the Original Interest Rate.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or any applicable Substitute Rating Agency), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the Original Interest Rate or (2) the total increase in the interest rate on the Notes exceed 2.00% above the Original Interest Rate.

If either Moody’s or S&P (or any applicable Substitute Rating Agency) ceases to provide a rating of the Notes and a Substitute Rating Agency is not obtained as provided below, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the Notes shall be made solely as a result of either Moody’s or S&P (or any applicable Substitute Rating Agency) ceasing to provide a rating. If none of Moody’s, S&P or any Substitute Rating Agency provides a rating of the Notes, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00% above the Original Interest Rate.

If at any time either Moody’s or S&P (or any applicable Substitute Rating Agency) ceases to provide a rating of the Notes for reasons outside of the Company’s control, the Company may, at its option, obtain a rating of the Notes from another nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, to the extent one exists, and if another nationally recognized statistical rating organization rates the Notes (such organization, as certified by the Company in writing to the Trustee, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last such rating agency to provide a rating of the Notes but which has since ceased to provide such rating until such time, if any, as such rating agency resumes providing a rating of the Notes, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s, S&P or any prior Substitute Rating Agency (if applicable), as the case may be, in such table and for any other purpose described in this section and (c) the interest rate on the Notes will increase, decrease or remain unchanged, as the case may be, as described above to reflect any change in the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) compared to the prior percentage, if any, corresponding to the rating agency for which the Substitute Rating Agency has been substituted. If Moody’s or S&P either ceases to provide a rating of the Notes for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate of the Notes shall be determined in the manner described above as if either only one or no rating agency provides a rating of the Notes, as the case may be.

Any interest rate increase or decrease described above shall take effect on the next Business Day after the rating change has occurred. The Company shall provide written notification to the Trustee of any adjustment to the interest rate promptly following any ratings event requiring such adjustment.

The interest rate on the Notes shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies (or any applicable Substitute Rating Agency)) if the Notes become rated Baa1 and BBB+ or higher by Moody’s and S&P, respectively (or, in either case if applicable, the equivalent rating of any Substitute Rating Agency) (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by each of the rating agencies.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, among other things, (i) reduce the percentage in principal amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Notes; (iii) reduce the principal of or extend the Stated Maturity of any Notes; (iv) reduce the premium payable upon the redemption of any Notes or change the time at which any Notes may or will be redeemed; (v) make any Notes payable in Currency other than that stated in the Notes; (vi) release any security that may have been granted in respect of the Notes; or (vii) make any change in any of the provisions of the Indenture relating to directing the Trustee and waiving defaults or amendments that require unanimous consent. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the Holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of each Holder affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Indenture permits the Company to discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

If the Company or Guarantor shall, in accordance with Section 10.01 of the Indenture, consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all the assets of the Guarantor on a consolidated basis to any Person (other than the Company or any Subsidiary) the successor shall succeed to, and be substituted for, the Person named as the “Company” on the face of this Note or the Guarantee, as applicable, all on the terms set forth in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice of the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

H&R BLOCK, INC., a Missouri corporation (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Note on which this notation is endorsed) has fully and unconditionally guaranteed, pursuant to the terms of the Guarantees contained in Article XIII of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture.

The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article XIII of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantees.

The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Debt Security upon which this notation of the Guarantees is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Dated: September , 2015	H&R BLOCK, INC.

By
Name: Gregory J. Macfarlane
Title: Chief Financial Officer

[Global Note]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)

and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]	[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

Within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

DATE	SIGNATURE

NOTICE: The signature must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If the undersigned wants to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box below:

☐

If the undersigned wants to elect to have only part of this Note purchased by the Company pursuant to the provisions hereof, state the amount the undersigned elects to have purchased:

$

Dated:

Signature:

Tax Identification Number:

Signature Guarantee:

NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

Exhibit B

[Form of 2025 Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

Number [ ]	$[ ]
CUSIP [ ]

Block Financial LLC

5.250% Note due 2025

Rate of Interest	Maturity Date	Original Issue Date
5.250%	October 1, 2025	September 30, 2015

BLOCK FINANCIAL LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of             , at the office or agency of the Company in St. Paul, Minnesota, on October 1, 2025, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, at the rate of 5.250% per annum (the “Original Interest Rate”), from the date hereof or from the most recent date to which interest has been paid or duly provided for, semi-annually on April 1 and October 1 of each year and at maturity, on said principal sum at said office or agency, in like coin or currency, commencing on April 1, 2016.

The interest so payable on any April 1 or October 1 will, subject to certain exceptions provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note is registered at the close of business on such March 15 or September 15, as the case may be, next preceding such April 1 or October 1, unless the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest, at the option of the Company, may be paid to the person in whose name this Note is registered at the close of business on a special record date for the payment of such defaulted interest established by notice to the registered Holders of Notes not less than ten days preceding such special record date or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed. Payment of interest may, at the option of the Company, be made by check mailed to the registered address of the person entitled thereto.

This Note is one of a duly authorized issue of unsecured notes or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under an indenture dated as of October 20, 1997 (the “Base Indenture”), among the Company (formerly known as Block Financial Corporation), H&R Block, Inc. (“Guarantor”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (“DBT”), as supplemented by that certain Second Supplemental Indenture, dated as of September 30, 2015 (the

“Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), among the Company, Guarantor, DBT and U.S. Bank National Association, as separate trustee under the Indenture (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights and duties thereunder of the Trustee, DBT, the Company, the Guarantor and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may have different conversion prices (if any), may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 5.250% Notes due 2025 of the Company (herein called the “Notes”) issued under the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: , 2015	BLOCK FINANCIAL LLC

By
Name: Gregory J. Macfarlane
Title: President

ATTEST:

By
Name: Joel L. Campbell
Title: Vice President and Treasurer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Dated:                     , 2015

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By
Name:
Title:

[Global Note]

BLOCK FINANCIAL LLC

5.250% Notes 2025

The Company may, at its option, redeem the Notes, in whole or in part, at any time prior to July 1, 2025 (which is the date that is 3 months prior to the maturity date of the Notes) at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date, or (ii) the sum of the present values of the remaining scheduled payments of principal amount and interest on the Notes to be redeemed that would be due if such Notes matured on October 1, 2025 but for the redemption (not including any portion of payments of interest accrued as of the redemption date), discounted to the redemption date in accordance with customary market practice on a semi-annual basis (assuming a 360 day year consisting of twelve 30 day months) at a rate equal to the sum of the Treasury Rate plus 50 basis points, plus accrued and unpaid interest to the redemption date.

In addition, the Company may, at its option, redeem the Notes, in whole or in part, at any time on or following July 1, 2025 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed (assuming, for this purpose, that such notes matured on October 1, 2025) that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to such remaining term.

“Comparable Treasury Price” means, with respect to any redemption date:

(a) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations;

(b) if the Company obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received; or

(c) if only one such Reference Treasury Dealer Quotation is received, such Reference Treasury Dealer Quotation.

“Independent Investment Banker” means an independent investment banking institution of national standing appointed by the Company, which may be one of the Reference Treasury Dealers.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC, or its affiliates, and their respective successors, (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, or its affiliates, and their respective successors, and (3) any other primary U.S. Government securities dealer in The City of New York (a “Primary Treasury Dealer”) selected by the Company; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Company by that Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding that redemption date.

The Company shall mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed. Any notice of redemption may, at the Company’s discretion, be conditioned on the satisfaction of one or more conditions precedent, including, but not limited to, the occurrence or consummation of any event or transaction as described in the notice before the date fixed for the redemption. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred before the redemption date or have been waived by the Company. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest shall cease to accrue on the Notes or portions of the Notes called for redemption.

If less than all of the Notes are to be redeemed at any time, the Trustee shall select Notes for redemption on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate; provided, however, that, so long as the Notes are held in book-entry form, the Notes shall be selected for redemption in accordance with the Depositary’s then-current practice.

Upon the occurrence of a Change of Control Triggering Event (as defined herein), unless the Company has exercised its right to redeem the Notes, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes as provided herein (the “Change of Control Offer”) at a purchase price in cash equal to 101% of the aggregate principal amount of such Notes plus accrued and unpaid interest, if any, on such Notes to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company shall send a notice to each Holder of Notes, with a written copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state:

(i) a description of the transaction or transactions that constitute such Change of Control Triggering Event;

(ii) that the Change of Control Offer is being made pursuant to provisions hereof and that all Notes validly tendered will be accepted for payment;

(iii) the Change of Control Payment and the date on which the Change of Control Payment will be made (“Change of Control Payment Date”), which shall be a Business Day that is no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as may be required by law;

(iv) that any Note not tendered will continue to accrue interest;

(v) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date unless the Company shall default in the Change of Control Payment and the only remaining right of the Holder thereof is to receive the Change of Control Payment upon surrender of such Note to the Paying Agent;

(vi) that Holders of the Notes electing to have a portion of a Note purchased pursuant to a Change of Control Offer may only elect to have such Note purchased in a principal amount of $2,000 or integral multiples of $1,000 in excess thereof;

(vii) that if a Holder of Notes elects to have such Notes purchased pursuant to the Change of Control Offer it will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(viii) that a Holder of Notes will be entitled to withdraw its election if the Company receives, not later than the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes such Holder delivered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased; and

(ix) that if Notes are purchased only in part a new Note of the same type will be issued in a principal amount equal to the unpurchased portion of the Notes surrendered.

On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered and (iii) deliver or cause to be delivered to the Trustee for cancellation the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly send to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee, upon receipt of an order from the Company, shall promptly authenticate and send (or cause to be transferred by book entry) to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any, in denominations as set forth in the Indenture.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the “Exchange Act”) and any other applicable securities laws and regulations thereunder to the extent these laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions hereof, the Company and the Guarantor will comply with the applicable securities laws and regulations and will not be deemed to have breached its or their obligations under the Change of Control Triggering Event provisions hereof by virtue of such conflicts.

For all purposes hereof:

“Below Investment Grade Rating Event” means the ratings on the Notes are lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering

Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee or the Company in writing at the Trustee’s or the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.

“Change of Control” means the occurrence of any of the following:

(a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the Guarantor’s properties or assets and of the Guarantor’s Subsidiaries’ properties or assets taken as a whole to any Person or group of related “persons” (as that term is used in Section 13(d)(3) of the Exchange Act (a “Group”) other than the Company or Guarantor or one of the their Subsidiaries or a holding company satisfying the conditions of the proviso below;

(b) the adoption of a plan relating to the liquidation or dissolution of the Guarantor;

(c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or Group (other than the Company or the Guarantor or one of their subsidiaries) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Company’s or the Guarantor’s Voting Stock; or

(d) the first day on which a majority of the members of the Guarantor’s Board of Directors are not Continuing Directors.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (1) the Guarantor becomes a direct or indirect wholly-owned subsidiary of a holding company or transfers all or substantially all of its assets to a holding company and (2) immediately following that transaction, (A) the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the Holders of the Guarantor’s Voting Stock immediately prior to that transaction or (B) no Person or Group is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of the holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Continuing Director” means, as of any date of determination, any member of the Guarantor’s Board of Directors who (1) was a member of the Guarantor’s Board of Directors on the date of the issuance of the Notes or (2) was nominated for election, elected or appointed to the Guarantor’s Board of Directors with the approval of a majority of the Continuing Directors who were members of the Guarantor’s Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of the Guarantor’s proxy statement in which such member was named as a nominee for election as a director).

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Guarantor (as certified by a resolution of the Guarantor’s Board of Directors) as a replacement agency for Moody’s or S&P or either of them, as the case may be.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor.

“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors, managers or trustees, as applicable.

Unless a Change of Control Triggering Event has occurred, the Holders of the Notes shall not have the right to demand repayment of the Notes prior to maturity.

The Notes will not be entitled to any sinking fund.

In case an Event of Default with respect to the Notes, as defined in the Indenture, shall have occurred and be continuing, the principal hereof together with interest accrued thereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The interest rate payable on the Notes shall be subject to adjustments from time to time if either Moody’s or S&P (or, in either case if applicable, any Substitute Rating Agency (as defined below)) downgrades or subsequently upgrades the debt rating assigned to the Notes, as set forth below.

If the rating from Moody’s (or any applicable Substitute Rating Agency) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the Original Interest Rate by the percentage set forth opposite that rating:

Rating	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

If the rating from S&P (or any applicable Substitute Rating Agency) of the Notes is decreased to a rating set forth in the immediately following table, the interest rate on the Notes shall increase from the Original Interest Rate by the percentage set forth opposite that rating:

Rating	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

Notwithstanding the foregoing, if at any time the interest rate on the Notes has been adjusted upward and either Moody’s or S&P (or any applicable Substitute Rating Agency), as the case may be, subsequently increases its rating of the Notes to any of the threshold ratings set forth in the tables above, the interest rate on the Notes shall be decreased such that the interest rate for the Notes equals the Original Interest Rate plus the percentages set forth opposite the ratings from the tables above in effect immediately following the increase. If Moody’s (or any applicable Substitute Rating Agency) subsequently increases its rating of the Notes to Baa3 or higher and S&P (or any applicable Substitute Rating Agency) increases its rating to BBB- or higher (or, in either case if applicable, the equivalent rating of any Substitute Rating Agency) the interest rate on the Notes shall be decreased to the Original Interest Rate.

Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or any applicable Substitute Rating Agency), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for the Notes be reduced to below the Original Interest Rate or (2) the total increase in the interest rate on the Notes exceed 2.00% above the Original Interest Rate.

If either Moody’s or S&P (or any applicable Substitute Rating Agency) ceases to provide a rating of the Notes and a Substitute Rating Agency is not obtained as provided below, any subsequent increase or decrease in the interest rate of the Notes necessitated by a reduction or increase in the rating by the agency continuing to provide the rating shall be twice the percentage set forth in the applicable table above. No adjustments in the interest rate of the Notes shall be made solely as a result of either Moody’s or S&P (or any applicable Substitute Rating Agency) ceasing to provide a rating. If none of Moody’s, S&P or any Substitute Rating Agency provides a rating of the Notes, the interest rate on the Notes shall increase to, or remain at, as the case may be, 2.00% above the Original Interest Rate.

If at any time either Moody’s or S&P (or any applicable Substitute Rating Agency) ceases to provide a rating of the Notes for reasons outside of the Company’s control, the Company may, at its option, obtain a rating of the Notes from another nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act, to the extent one exists, and if another nationally recognized statistical rating organization rates the Notes (such organization, as certified by the Company in writing to the Trustee, a “Substitute Rating Agency”), for purposes of determining any increase or decrease in the interest rate on the Notes pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last such rating agency to provide a rating of the Notes but which has since ceased to provide such rating until such time, if any, as such rating agency resumes providing a rating of the Notes, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Moody’s, S&P or any prior Substitute Rating Agency (if applicable), as the case may be, in such table and for any other purpose described in this section and (c) the interest rate on the Notes will increase, decrease or remain unchanged, as the case may be, as described above to reflect any change in the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) compared to the prior percentage, if any, corresponding to the rating agency for which the Substitute Rating Agency has been substituted. If Moody’s or S&P either ceases to provide a rating of the Notes for reasons within the Company’s control, the Company will not be entitled to obtain a rating from a Substitute Rating Agency and the increase or decrease in the interest rate of the Notes shall be determined in the manner described above as if either only one or no rating agency provides a rating of the Notes, as the case may be.

Any interest rate increase or decrease described above shall take effect on the next Business Day after the rating change has occurred. The Company shall provide written notification to the Trustee of any adjustment to the interest rate promptly following any ratings event requiring such adjustment.

The interest rate on the Notes shall permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both rating agencies (or any applicable Substitute Rating Agency)) if the Notes become rated Baa1 and BBB+ or higher by Moody’s and S&P, respectively (or, in either case if applicable, the equivalent rating of any Substitute Rating Agency) (or one of these ratings if only rated by one rating agency), with a stable or positive outlook by each of the rating agencies.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall, among other things, (i) reduce the percentage in principal amount of Notes whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Notes; (iii) reduce the principal of or extend the Stated Maturity of any Notes; (iv) reduce the premium payable upon the redemption of any Notes or change the time at which any Notes may or will be redeemed; (v) make any Notes payable in Currency other than that stated in the Notes; (vi) release any security that may have been granted in respect of the Notes; or (vii) make any change in any of the provisions of the Indenture relating to directing the Trustee and waiving defaults or amendments that require unanimous consent. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Securities of a series at the time outstanding may on behalf of the Holders of all the Securities of such series waive any past default under the Indenture with respect to such series and its consequences, except a default in the payment of the principal of, premium, if any, or interest, if any, on any Security of such series or in respect of a covenant or provision which cannot be modified without the consent of each Holder affected thereby. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, if any, and interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Indenture permits the Company to discharge its obligations with respect to the Notes on the 91st day following the satisfaction of the conditions set forth in the Indenture, which include the deposit with the Trustee of money or U.S. Government Obligations or a combination thereof sufficient to pay and discharge each installment of principal of (including premium, if any, on) and interest, if any, on the outstanding Notes.

If the Company or Guarantor shall, in accordance with Section 10.01 of the Indenture, consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all the assets of the Guarantor on a consolidated basis to any Person (other than the Company or any Subsidiary) the successor shall succeed to, and be substituted for, the Person named as the “Company” on the face of this Note or the Guarantee, as applicable, all on the terms set forth in the Indenture.

The Notes are issuable in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000. In the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, Notes may be exchanged for an equal aggregate principal amount of Notes of other authorized denominations at the office or agency of the Company maintained for such purpose.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue) for the purpose of receiving payment of the principal of, premium, if any, and interest on this Note, as herein provided, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice of the contrary. All payments made to or upon the order of such registered Holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Note.

No recourse for the payment of the principal of, premium, if any, or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Unless otherwise defined in this Note, all terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

H&R BLOCK, INC., a Missouri corporation (the “Guarantor”, which term includes any successor under the Indenture (the “Indenture”) referred to in the Note on which this notation is endorsed) has fully and unconditionally guaranteed, pursuant to the terms of the Guarantees contained in Article XIII of the Indenture, the due and punctual payment of the principal of and any premium and interest on this Note, when and as the same shall become due and payable, whether at the Stated Maturity, by declaration of acceleration, call for redemption or otherwise, in accordance with the terms of this Note and the Indenture.

The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in Article XIII of the Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Guarantees.

The Guarantees shall not be valid or obligatory for any purpose until the certificate of authentication on the Debt Security upon which this notation of the Guarantees is endorsed shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Dated: September , 2015	H&R BLOCK, INC.

By
Name: Gregory J. Macfarlane
Title: Chief Financial Officer

[Global Note]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations

TEN COM — as tenants in common

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian
	(Cust)		(Minor)

Under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)

and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]	[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING ZIP CODE, OF ASSIGNEE]

Within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.

DATE	SIGNATURE

NOTICE: The signature must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

OPTION OF HOLDER TO ELECT PURCHASE

If the undersigned wants to elect to have this Note purchased by the Company pursuant to the provisions hereof, check the box below:

☐

If the undersigned wants to elect to have only part of this Note purchased by the Company pursuant to the provisions hereof, state the amount the undersigned elects to have purchased:

$

Dated:

Signature:

Tax Identification Number:

Signature Guarantee:

NOTE: The signature to this assignment must correspond exactly with the name as written upon the face of the within Global Note in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.